UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

Impax Laboratories, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30831 Huntwood Avenue, Hayward, California		94544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-476-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company has received a copy of a complaint filed against it in the U.S. District Court for the District of Minnesota by Axcan Scandipharm Inc., marketer of the Ultrase® line of pancreatic enzyme products, alleging that Impax has engaged in false advertising and unfair competition and trade practices in violation of federal and Minnesota law in connection with the Company’s now-discontinued Lipram-UL line of products. The complaint seeks injunctive relief and unspecified amounts of actual and consequential damages, including treble damages. The allegations are similar to those in an action brought against Impax in 2003 by Solvay Pharmaceuticals, Inc., involving Impax’s Lipram-CR products, that Impax settled in 2006 by agreeing to pay Solvay $23 million. The Company is in the process of analyzing the operative facts and evaluating its defenses, including defenses not available in the Solvay action. The Company has also determined that the volume of Lipram-UL products sold by Impax, upon which any calculation of damages would necessarily depend, was significantly lower than the volume of the Lipram-CR products involved in the Solvay action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impax Laboratories, Inc.

June 12, 2007	By:	/s/ Arthur A. Koch, Jr.

Name: Arthur A. Koch, Jr.
Title: Chief Financial Officer